UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 18, 2020

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Teledyne Technologies Incorporated (“Teledyne”) today issued the following statement regarding its proposed acquisition of Photonis International SAS and affiliates (“Photonis”) with operations in France, the Netherlands and the United States:

Teledyne made its first application to the France Ministry of the Economy and Finance (“MoE”) for authorization of foreign investment related to the acquisition of Photonis on February 21, 2020. On March 31, 2020, Teledyne was verbally notified by the MoE of a negative opinion with respect to Teledyne’s application.

However, on July 30, 2020, the MoE notified Teledyne in writing that the acquisition of Photonis could proceed if Teledyne agreed to certain conditions. Teledyne subsequently agreed to all conditions requested by the MoE, including a minority ownership stake in Photonis by the France sovereign investment fund Banque publique d'investissement (“Bpifrance”), veto rights granted to Bpifrance regarding the operations and management of Photonis’ European businesses in both France and the Netherlands and a guaranteed fixed return on Bpifrance’s investment. In addition, Teledyne agreed to establish a security committee that would include a representative of the France Government and implement processes to safeguard the sensitive activities of Photonis.

Consequently, on October 30, 2020, Teledyne refiled its application with the MoE for authorization of foreign investment. Finally, Teledyne committed to increase investment in Photonis and bring Teledyne’s advanced digital imaging capabilities to Photonis’ largely legacy analog technology.

However, on December 15, 2020, Teledyne was verbally notified of a negative opinion by the Ministry of Armed Forces, not by the MoE (where Teledyne filed its application). It is also Teledyne’s understanding that not having received a decision from the MoE, Teledyne’s request for authorization is deemed rejected.

“Our investments in our France subsidiaries, led by our French executives, have been very successful, and we look forward to continuing our positive relationships with the MoE, the Direction générale de l'armement and the works councils representing our dedicated employees,” said Robert Mehrabian, Executive Chairman. “Notwithstanding the unfortunate outcome, we are glad to conclude this very arduous and disappointing process. We are now able to increase our focus on other acquisition opportunities.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: December 18, 2020